                                  EXHIBIT 11.1
                            CALCULATION OF BASIC AND
                           DILUTED EARNINGS PER SHARE

                            BASIC EARNINGS PER SHARE

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
                                                               Three Months                    Six Months
                                                              Ended March 31,                Ended March 31,
                                                          -----------------------        ----------------------
                                                          1998             1997            1998           1997
                                                         ------            ------         ------         ------
Net income                                               $6,319            $2,534        $10,270         $4,820

Weighted average number of shares outstanding - Basic     4,749             3,552          4,741          3,033

Net income per share - Basic                             $ 1.33            $ 0.71        $  2.17         $ 1.59
                                                         ======================================================
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                           DILUTED EARNINGS PER SHARE
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
Net income                                               $6,319            $2,534        $10,270          4,820

Weighted average number of shares outstanding - Basic     4,749             3,552          4,741          3,033

Dilutive effect of outstanding options and warrants
  (as determined by the application of the treasury
  stock method)                                             167             1,073            170          1,012
                                                         ------            ------        -------         ------
Weighted average number of shares outstanding - Diluted   4,916             4,625          4,911          4,045

Net income per share - Diluted                           $ 1.29            $ 0.55        $  2.09         $ 1.19
                                                         ======================================================

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